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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and to the use of our report dated January 23, 2009 with respect to Atlantic Whitehall Equity Income Fund (a portfolio of Atlantic Whitehall Funds Trust) which is incorporated by reference in this Registration Statement (Form N-1A File Nos. 002-25469 and 811-01424) of AIM Equity Funds.


                                        ERNST & YOUNG LLP

New York, New York
September 21, 2009